UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2025

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2025, Delta Topco Limited, a wholly-owned indirect subsidiary of Liberty Media Corporation (“Liberty Media”), and certain of its subsidiaries (Delta Topco Limited and its subsidiaries, “Formula 1”) closed the financing of incremental commitments to Formula 1’s first lien Term Loan A facility and first lien Term Loan B facility, pursuant to a TLA Incremental Facility Commitment Letter and a TLB Incremental Facility Commitment Letter (collectively, the “Incremental”), respectively, each by and among Delta 2 (Lux) Sàrl, Formula One Management Limited, for itself and as agent for certain Formula 1 entities, J.P. Morgan SE, as facility agent, and other financial institutions party thereto, which increased the commitments under that certain Amended and Restated First Lien Facilities Agreement, dated as of September 19, 2024 (as amended, amended and restated or modified from time to time, including by the Incremental, the “F1 Facilities Agreement”), by and among Formula One Management Limited, for itself and as agent for certain Formula 1 entities, J.P. Morgan SE, as facility agent, NatWest Markets plc, as security agent, and other financial institutions party thereto.

The Incremental provides for a $150 million increase to Formula 1’s first lien Term Loan A facility (the “Incremental Term A Facility”) and an $850 million increase to Formula 1’s first lien Term Loan B facility (the “Incremental Term B Facility” and together with the Incremental Term A Facility, the “Incremental Facilities”). After giving effect to the Incremental and the Incremental Facilities, the F1 Facilities Agreement provides for a $500 million revolving credit facility (the “Revolving Credit Facility”), an approximately $822 million term loan “A” facility (the “Term Loan A Facility”) and a $2.55 billion term loan “B” facility (the “Term Loan B Facility”, together with the Revolving Credit Facility and the Term Loan A Facility, the “F1 Credit Facilities”) with a $26.5 million sub-limit for letters of credit.

Borrowings under the F1 Credit Facilities bear interest at (i) if in U.S. Dollars, the applicable secured overnight financing rate or (ii) if in Euros, the applicable euro interbank offered rate plus a margin. The margin for the Term Loan B Facility is 2.00% with a permanent step down to 1.75% if Formula 1’s net first lien secured leverage ratio is equal to or less than 3.75x at any fiscal quarter following the Acquisition described in Item 2.01 below. The margin for each of the Revolving Credit Facility and the Term Loan A Facility ranges from 1.50% to 2.25% depending on Formula 1’s net first lien secured leverage ratio. Each loan may be repaid at any time and from time to time without penalty other than customary breakage costs. Any amounts repaid on the Term Loan A Facility or the Term Loan B Facility may not be reborrowed. Any amounts repaid on the Revolving Credit Facility may be reborrowed.

The loans under the Revolving Credit Facility and Term Loan A Facility are scheduled to mature on September 30, 2029 and the loans under the Term Loan B Facility are scheduled to mature on September 30, 2031. Payment of the loans may be accelerated following certain customary events of default.

The payment and performance of the obligations under the F1 Facilities Agreement are guaranteed by Delta Topco Limited and certain of its subsidiaries that represent at least 80% of the aggregate Consolidated EBITDA (as defined in the F1 Facilities Agreement) of Formula 1 (excluding any unrestricted subsidiaries).

The F1 Facilities Agreement contains certain customary covenants, including covenants that restrict Delta Topco Limited and its restricted subsidiaries (subject to certain exceptions) from, among other things: incurring additional indebtedness; creating liens on their assets; making loans; making investments; disposing of assets; making restricted payments; merging; entering into transactions with affiliates; and restricting subsidiary distributions. In addition, the F1 Facilities Agreement contains a financial covenant for the benefit of the Revolving Credit Facility and the Term Loan A Facility that limits Formula 1’s net first lien secured leverage.

The proceeds of the Incremental Facilities net of certain fees and expenses were distributed to Liberty Media to partially fund the Acquisition.

The above summary does not purport to be a complete description of the F1 Facilities Agreement or the Incremental and is qualified in its entirety by the contents of the F1 Facilities Agreement, a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 3, 2025, Liberty Media completed its previously announced acquisition (the “Acquisition”), by Libertad Especia, S.L.U., a private limited company incorporated in Spain and a wholly owned subsidiary of Liberty Media (“Buyer”), of approximately 84% of the equity interests in Dorna Sports, S.L., a private limited company incorporated in Spain (“Dorna”), for cash pursuant to that certain Share Purchase Agreement, dated as of March 29, 2024, by and among Liberty Media, Buyer, Global Racing LX2 S.à.r.l., a company incorporated in Luxembourg, Global Racing LX1 S.à.r.l., a company incorporated in Luxembourg and Dorna management equity holders (the “Management Sellers”). Following the consummation of the Acquisition, approximately 16% of the equity interests in Dorna continue to be owned by certain of the Management Sellers (the “Rollover Management Sellers”).

Concurrent with the consummation of the Acquisition, the Dorna shareholders’ agreement among Buyer, Dorna and the Rollover Management Sellers, previously filed as an exhibit to Liberty Media’s Current Report on Form 8-K filed on April 1, 2024 (the “Shareholders’ Agreement”), became effective. Pursuant to the Shareholders’ Agreement, among other things, the parties agreed to the governance, administration and management of Dorna and its subsidiaries, as well as liquidity rights of the Rollover Management Sellers and certain other obligations with respect to the shares of Dorna retained by such Rollover Management Sellers.

Liberty Media funded the Acquisition with cash on hand of approximately $2.3 billion and borrowings of $1.0 billion under the F1 Facilities Agreement described above in Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Dorna’s existing first lien Term Loan B facility and revolving credit facility under the Senior Facilities Agreement, dated as of March 2, 2022, by and among Dorna, BNP Paribas S.A., as agent and security agent, and the other financial institutions party thereto (as amended, amended and restated or modified from time to time, the “Dorna Facilities Agreement”) continued to remain outstanding obligations of Dorna following the Acquisition.

The Dorna Facilities Agreement provides for a €60 million revolving credit facility (the “Dorna Revolving Facility”) and a €975 million term loan “B” facility (the “Dorna Term Facility” and together with the Dorna Credit Facilities, the “Dorna Credit Facilities”).

Borrowings under the Dorna Credit Facilities bear interest at the applicable euro interbank offered rate plus a margin. The margin for the Dorna Revolving Facility ranges from 2.25% to 3.25% depending on Dorna’s consolidated net senior secured leverage ratio. The margin for the Dorna Term Facility ranges from 3.25% to 3.75% depending on Dorna’s consolidated net senior secured leverage ratio. The loans may be repaid at any time and from time to time without penalty other than customary breakage costs. Any amounts repaid on the Dorna Revolving Facility may be reborrowed. Any amounts repaid on the Dorna Term Facility may not be reborrowed.

The loans under the Dorna Revolving Facility are scheduled to mature on September 30, 2028 and the loans under the Dorna Term Facility are scheduled to mature on March 31, 2029. Payment of the loans may be accelerated following certain customary events of default.

The Dorna Facilities Agreement contains certain customary covenants, including covenants that restrict Dorna and its restricted subsidiaries (subject to certain exceptions) from, among other things: incurring additional indebtedness; making restricted payments; creating liens on their assets; disposing of assets; merging and consolidating; and entering into transactions with affiliates.

Item 7.01 Regulation FD Disclosure

On July 3, 2025, Liberty Media issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements will be filed by amendment as soon as practicable, but not later than 71 calendar days after July 10, 2025.

(b) Pro Forma Financial Information.

The required pro-forma financial statements will be filed by amendment as soon as practicable, but not later than 71 calendar days after July 10, 2025.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 3, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2025

LIBERTY MEDIA CORPORATION

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President